Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter and
Full Year Ended December 31, 2016
Delivers profitable 2016 in historic weak market
NEWPORT, RI - March 22, 2017 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months and year ended December 31, 2016.
2016 Highlights

•	Net income of $7.5 million for a year characterized as one of the worst in drybulk shipping history.

•
Income from operations of $12.9 million, which highlights the Company's unique ability to deliver profits during a weak market by minimizing excess vessel capacity through short-term charter-in commitments.

•	Positive cash flow from operations of $19.2 million.

•	Cash and cash equivalents totaling $22.3 million at December 31, 2016.

Fourth Quarter Highlights

•	Net income of $0.1 million in the fourth quarter of 2016 as compared to a net loss of $4.8 million in the same period of 2015.

•	Income from operations of $0.8 million as compared to a loss from operations of $1.3 million in the fourth quarter of 2015.

•	Total revenue increased to $66.3 million from $55.9 million in the fourth quarter of 2015.

•	Total shipping days increased 18% over the fourth quarter of 2015.

•	Vessel operating expense per day decreased 14% to $5,860 per day from $6,852 in the fourth quarter of 2015.

Edward Coll, Chairman and Chief Executive Officer of Pangaea, commented, “Our business risk minimization strategies have kept us profitable as the industry experienced historically strong headwinds during 2016. We are now seeing industry trends begin to reverse as positive momentum builds within the drybulk shipping segment, and we are well-positioned to capitalize on what we anticipate will be a market resurgence in 2017. Our newbuilding investments and fleet expansion completed in perfect timing with the expected market strengthening, and our track record of profitable operations will help us attract new partners in all parts of our business. We are looking forward to new opportunities and challenges in 2017.”
Results for the year and the three months ended December 31, 2016.
For the year ended December 31, 2016, the Company reported net income of $7.5 million or $0.21 per common share1 compared to net income of $11.3 million, or $0.32 per common share for the previous year. This decline is due to the weakness in the drybulk market during 2016. Charter rates, as measured by the Baltic Dry Index, fell to the lowest point on record in February 2016 and made only a modest recovery as the year progressed. Adjusted EBITDA2 in 2016 was $27.0 million, down from $38.6 million in 2015. Total revenue for the year declined 17.2% to $238.0 million from $287.3 million in 2015, due to lower charter market rates weakness and fewer shipping days, in line with the Company's business strategy.

1 Earnings per share represents total earnings divided by the weighted average number of common shares outstanding.
2 Adjusted EBITDA is a non-GAAP measure and represents operating earnings before interest expense, income taxes, depreciation and amortization, and other non-operating income and/or expense, if any. See Reconciliation of Adjusted EBITDA and Adjusted Earnings Per Share.

For the fourth quarter of 2016, the Company reported net income of $0.1 million, up from a net loss of $4.8 million in the fourth quarter of 2015. The market saw some improvement in the fourth quarter as compared to the same period of 2015, evidenced by the increase in total revenue to $66.3 million as compared to $55.9 million, but the increasing cost of bunkers and increasing charter hire rates beginning late in the third quarter put pressure on margins in the fourth quarter. Adjusted EBITDA was $4.3 million, compared with $7.4 million for the fourth quarter of 2015, after adjusting for impairment losses in the 2015 period.
Pangaea’s ability to limit the impact of market rates on its operations to remain profitable is a function of its flexible, cargo-focused, business model that uses an optimized mix of owned and chartered-in tonnage. This is different from many other drybulk companies that have large owned fleets and are often forced to employ these fleets on market terms, even if such terms are unprofitable. In contrast, because of its more flexible fleet profile, Pangaea can avoid low-margin or loss-making voyages.
Markets
Mr. Coll commented about the Company’s strategy and operations, “We saw marked improvement in charter rates in the second half of the year, as the impacts of vessel scrapping and increased demand for commodities was felt worldwide. The way to a sustained recovery in the drybulk business will not be straight and fast, but we can quickly adjust our exposure to the market as the inevitable bumps appear on the way to recovery. We have a proven ability to outperform the market, and to attract financing to grow our business.”
Cash Flows
Cash and cash equivalents were $22.3 million as of December 31, 2016, compared with $37.5 million on December 31, 2015.
For the year ended December 31, 2016, the Company’s net cash provided by operating activities was $19.2 million, compared to $26.0 million for the year ended December 31, 2015.
For the years ended December 31, 2016 and 2015, net cash used in investing activities was $10.3 million and $64.0 million, respectively. Net cash used in financing activities was $24.2 million for the year ended December 31, 2016 and net cash provided by financing activities was $45.7 million for the year ended December 31, 2015. These changes reflect the Company’s investment in and purchase of new ice-class ships in 2015, including the m/v Nordic Olympic, the m/v Nordic Odin and the m/v Nordic Oasis. The Company invested $9.6 million in two newbuildings in 2016, which were delivered in January 2017.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on March 23, 2017 at 8:00 a.m., Eastern Time (ET). Following a recorded discussion of the quarterly results, Edward Coll, Chairman and Chief Executive Officer, and Anthony Laura, Chief Financial Officer, will be available to answer questions from attending participants. To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID# 90473986.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for one week and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID# 90473986.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Revenues:	(unaudited)
Voyage revenue	$60,606,537	$50,591,815	$222,116,152	$266,673,105
Charter revenue	5,726,845	5,334,701	15,900,346	20,660,136
Total revenues	66,333,382	55,926,516	238,016,498	287,333,241

Expenses:
Voyage expense	29,212,870	21,788,872	103,647,127	125,634,706
Charter hire expense	20,492,162	15,465,945	63,691,892	75,922,447
Vessel operating expenses	8,626,622	8,195,462	30,904,039	31,559,662
General and administrative	3,622,173	3,136,254	12,773,781	14,966,463
Depreciation and amortization	3,531,599	3,273,603	14,107,822	12,730,872
Loss on impairment of vessels	—	5,354,023	—	5,354,023
Loss on sale of vessels	—	—	—	638,638
Total expenses	65,485,426	57,214,159	225,124,661	266,806,811

Income (loss) from operations	847,956	(1,287,643)	12,891,837	20,526,430

Other income (expense):
Interest expense, net	(1,264,914)	(1,235,515)	(5,423,057)	(5,419,755)
Interest expense related party debt	(79,713)	(99,072)	(314,925)	(435,565)
Unrealized gain (loss) on derivative instruments	951,050	(1,050,137)	2,163,484	(377,264)
Other expense	(115,774)	(1,100,843)	(158,528)	(926,759)
Total other expense, net	(509,351)	(3,485,567)	(3,733,026)	(7,159,343)

Net income (loss)	338,605	(4,773,210)	9,158,811	13,367,087
Income attributable to noncontrolling interests	(272,724)	(13,832)	(1,701,856)	(2,090,894)
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	65,881	$(4,787,042)	$7,456,955	$11,276,193

Earnings (loss) per common share:
Basic	$0.002	$(0.86)	$0.21	$0.32
Diluted	$—	$(0.86)	$0.21	$0.32

Weighted average shares used to compute (loss) earnings per common share
Basic	35,189,068	35,045,132	35,158,917	34,784,733
Diluted	35,581,897	35,382,734	35,376,950	34,957,542

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
Assets
Current Assets
Cash and cash equivalents	$22,322,949	$37,520,240
Restricted cash	6,100,000	2,003,341
Accounts receivable (net of allowance of $4,752,265 at December 31, 2016 and $5,067,194 at December 31, 2015)	20,476,797	19,617,943
Bunker inventory	13,202,937	7,490,590
Advance hire, prepaid expenses and other current assets	6,441,583	2,679,292
Total current assets	68,544,266	69,311,406

Fixed assets, net	275,265,672	255,145,807
Investment in newbuildings in-process	18,383,964	42,505,783
Total assets	$362,193,902	$366,962,996

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$23,231,179	$22,156,202
Related party debt	15,972,147	13,321,419
Deferred revenue	6,422,982	4,448,795
Current portion of long-term debt	19,627,846	19,499,262
Dividends payable	12,624,825	12,724,825
Total current liabilities	77,878,979	72,150,503

Secured long-term debt, net	107,637,851	129,496,153

Commitments and contingencies - Note 11

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no share issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized 36,590,417 and 36,503,837 shares issued and outstanding at December 31, 2016 and 2015, respectively	3,659	3,650
Additional paid-in capital	133,677,321	133,075,409
Accumulated deficit	(17,409,579)	(24,866,534)
Total Pangaea Logistics Solutions Ltd. equity	116,271,401	108,212,525
Non-controlling interests	60,405,671	57,103,815
Total stockholders' equity	176,677,072	165,316,340
Total liabilities and stockholders' equity	$362,193,902	$366,962,996

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Years ended December 31,
	2016	2015
Operating activities
Net income	$9,158,811	$13,367,087
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	14,107,822	12,730,872
Amortization of deferred financing costs	662,724	745,522
Unrealized (gain) loss on derivative instruments	(2,163,484)	377,264
Loss from equity method investee	—	100,861
Provision for doubtful accounts	922,414	974,952
Loss on sales of vessels	—	638,638
Loss on impairment of vessels	—	5,354,023
Drydocking costs	(42,478)	(1,393,160)
Write off unamortized financing costs of repaid debt	—	72,968
Recognized cost for restricted stock issued as compensation	601,921	457,068
Change in operating assets and liabilities:
Restricted cash	1,503,341	(1,003,341)
Accounts receivable	(1,781,268)	6,769,321
Bunker inventory	(5,712,347)	8,111,069
Advance hire, prepaid expenses and other current assets	(3,708,549)	3,852,662
Accounts payable, accrued expenses and other current liabilities	3,690,569	(17,846,557)
Deferred revenue	1,974,187	(7,300,131)
Net cash provided by operating activities	19,213,663	26,009,118

Investing activities
Purchase of vessels	(319,433)	(44,799,563)
Proceeds from sales of vessels	—	8,265,179
Deposits on newbuildings in-process	(9,618,964)	(27,209,306)
Purchase of building and equipment	(315,918)	(55,128)
Acquisition of noncontrolling interest in consolidated subsidiary	—	(250,000)
Net cash used in investing activities	(10,254,315)	(64,048,818)

Financing activities
Proceeds of related party debt	4,836,300	6,853,336
Payments on related party debt	(2,500,497)	(1,216,250)
Proceeds from long-term debt	1,375,971	67,500,000
Payments of financing and issuance costs	(45,755)	(1,178,310)
Payments on long-term debt	(23,722,658)	(22,548,460)
Payment of line of credit	—	(3,000,000)
Common stock accrued dividends paid	(100,000)	(100,000)
Increase in restricted cash	(5,600,000)	—
Contributions from noncontrolling interests	1,600,000	—
Distributions to non-controlling interest	—	(567,883)
Net cash (used in) provided by financing activities	(24,156,639)	45,742,433

Net (decrease) increase in cash and cash equivalents	(15,197,291)	7,702,733
Cash and cash equivalents at beginning of period	37,520,240	29,817,507
Cash and cash equivalents at end of period	$22,322,949	$37,520,240

Pangaea Logistics Solutions Ltd.
Reconciliation of Adjusted EBITDA and Adjusted Earnings Per Share

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Adjusted EBITDA (in millions)
Income (loss) from operations	$0.8	$(1.3)	$12.9	$20.5
Depreciation and amortization	3.5	3.3	14.1	12.7
Loss on impairment of vessels	—	5.4	—	5.4
Adjusted EBITDA	$4.3	$7.4	$27.0	$38.6

Earnings (Loss) Per Common Share
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$0.1	$(4.8)	$7.5	$11.3

Weighted average number of common shares outstanding - basic	35,189,068	35,045,132	35,158,917	34,784,733
Weighted average number of common shares outstanding - diluted	35,581,897	35,382,734	35,376,950	34,957,542

Earnings (loss) per common share - basic	$0.002	$(0.86)	$0.21	$0.32
Earnings (loss) per common share - diluted	$—	$(0.86)	$0.21	$0.32

Adjusted EPS
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$0.1	$(4.8)	$7.5	$11.3
Non-GAAP Adjustments:
Add: loss on impairment of vessels	—	5.4	—	5.4
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$0.1	$0.6	$7.5	$16.7

Non-GAAP weighted average number of common shares	35,189,068	35,045,132	35,158,917	34,784,733
Non-GAAP adjusted EPS	$—	$0.02	$0.21	$0.48

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including (1) non-GAAP adjusted EBITDA and (2) non-GAAP adjusted earnings per share (“EPS”). These are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash losses on impairment of vessels and non-

recurring charges that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd., Adjusted EBITDA, and adjusted EPS. Adjusted net income attributable to Pangaea Logistics Solutions Ltd. represents net income attributable to Pangaea Logistics Solutions Ltd. calculated in accordance with GAAP, plus non-cash losses on impairment of vessels and non-recurring charges. Adjusted EBITDA represents operating earnings before interest expense, income taxes, depreciation, amortization and loss on impairment of vessels. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents non-GAAP adjusted net income divided by the weighted average number of shares of common stock.

There are limitations related to the use of non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd., adjusted EBITDA, and adjusted EPS versus net income, income from operations, and EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted net income attributable to Pangaea Logistics Solutions Ltd., adjusted EBITDA, and adjusted EPS used here is not comparable to net income, EBITDA, and EPS. Management provides specific information in order to reconcile the GAAP or non-GAAP measure to adjusted net income attributable to Pangaea Logistics Solutions Ltd., adjusted EBITDA, and adjusted EPS.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.